    As filed with the Securities and Exchange Commission on November 6, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                Date of report (date of earliest event reported):
                                October 16, 2002

Commission File   Exact name of registrant as specified in its charter, state   I.R.S. Employer
Number            of incorporation, address of principal executive offices,     Identification
                  and telephone number                                          Number

1-15929           Progress Energy, Inc.                                         56-2155481
                  410 S. Wilmington Street
                  Raleigh, North Carolina 27601-1748
                  Telephone:  (919) 546-6111
                  State of Incorporation: North Carolina

      The address of the registrant has not changed since the last report.

ITEM 5.  OTHER EVENTS

     On October 16, 2002, Progress Energy, Inc. issued a press release announcing an agreement to sell North Carolina Natural Gas, its natural gas distribution subsidiary, to Piedmont Natural Gas Company, Inc. for $425 million in cash. The sale is expected to close by mid-2003, and net proceeds from the sale are expected to be used to pay down debt. Portions of such press release, as revised are filed herewith as Exhibit 99.1 and incorporated herein by reference.

     On October 18, 2002, Progress Energy, Inc. issued a press release announcing its 2002 third quarter earnings. Portions of such press release, as revised, are filed herewith as Exhibit 99.2 and incorporated herein by reference. Progress Energy, Inc. has historically reclassified as long-term debt portions of its outstanding commercial paper that were supported by long-term credit lines. Effective with the quarter ended September 30, 2002, Progress Energy, Inc. will no longer reclassify any of its commercial paper as long-term debt. The revised press release reflects this new presentation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROGRESS ENERGY, INC.
                                          Registrant

                                          By:  /s/  Peter M. Scott III
                                              ---------------------------------
                                                    Peter M. Scott III
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date: November 6, 2002

                                  EXHIBIT INDEX

99.1 Portions of the press release of Progress Energy, Inc. dated October 16, 2002 announcing an agreement to sell North Carolina Natural Gas, its natural gas distribution subsidiary, to Piedmont Natural Gas Company, Inc. for $425 million in cash.

99.2 Portions of the press release, as revised, of Progress Energy, Inc. dated October 18, 2002 announcing its 2002 third quarter earnings.